Exhibit 24.1



                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Byron S. Kalogerou, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-8 and any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.



        Signature                    Title                        Date
        ---------                    -----                        ----
 /s/ L. Dennis Kozlowski      Executive Chairman and            August 3, 2000
-------------------------        Director
   L. Dennis Kozlowski

/s/ Neil R. Garvey            Principal Executive Officer        August 3, 2000
-------------------------        and Director
   Neil R. Garvey

/s/ David W. Van Rossum       Principal Financial and            August 3, 2000
-------------------------        Accounting Officer
  David W. Van Rossum

/s/ Mark H. Swartz            Vice President and Director        August 3, 2000
-------------------------
   Mark H. Swartz

/s/ Brenda C. Barnes          Director                           August 3, 2000
-------------------------
   Brenda C. Barnes

/s/ Frank Doyle               Director                           August 3, 2000
-------------------------
    Frank Doyle

/s/ Warren V. Musser          Director                           August 3, 2000
-------------------------
   Warren V. Musser

/s/ Donald J. Puglisi         Authorized Representative          August 3, 2000
-------------------------        in the United States
  Puglisi & Associates
  By: Donald J. Puglisi






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